UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) June 30, 1997



                                 Unifi, Inc.
           (Exact name of registrant as specified in its charter)

     New York              1-10542            11-2165495
  (State or Other       (Commission         (IRS Employer
  Jurisdiction of       File Number)       Identification
  Incorporation)                                No.)

P.O. Box 19109-7201 West Friendly Avenue, Greensboro, North Carolina 27419

       (Address of principal executive offices)     (Zip Code)




 (Registrant's telephone number, including area code)       910-294-4410



       (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.
On June 30, 1997, Unifi, Inc. ("Unifi") entered into a Contribution Agreement (the "Agreement") with Parkdale Mills, Inc. ("Parkdale") that set forth the terms and conditions by which Parkdale and Unifi will each contribute all of the assets of their spun cotton yarn operations utilizing open-end and air jet spinning technologies to a newly created limited liability company named Parkdale America, LLC (the "LLC"). The Agreement specified that each entity's inventory, owned real and tangible personal property and improvements thereon and Unifi, Inc.'s leased real property associated with these operations were to be contributed to the LLC. Additionally, Unifi is required to contribute cash to the LLC as follows: $32.9 million on June 30, 1997, $10.0 million on June 30, 1998 and $10.0 million on June 30, 1999, whereas Parkdale is required to contribute cash of $51.6 million on June 30, 1997. The LLC will assume certain long-term debt obligations of Unifi and Parkdale in the amounts of $23.5 million and $46.0 million, respectively.

In exchange for the assets contributed to the LLC and the liabilities assumed by the LLC Unifi received a 34% ownership interest in the LLC and Parkdale received a 66% ownership interest in the LLC.


Item 7.  Financial Statements and Exhibits.

(b)  Pro forma Financial Information (Unaudited)

   Pro forma condensed Balance Sheet as of March 30, 1997

    Pro forma condensed Statements of Income for the nine months ended March
     30, 1997 and for the fiscal year ended June 30, 1996

(c) Exhibits

   Exhibit No.            Description

   (2)         Contribution Agreement by and Among
               Parkdale Mills, Incorporated Unifi, Inc. Unifi
               Manufacturing, Inc. and Parkdale America, LLC Dated:
               June 30, 1997

                       PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information sets forth the results of operations and the financial position of Unifi, Inc. ("Unifi") after giving effect to the contribution of the spun cotton yarn assets and other consideration to and the assumption of liabilities by Parkdale America, LLC (the "LLC") (a) as of the end of the most recent period presented for the Balance Sheet and (b) as of the beginning of each period presented in the Statements of Income.

The unaudited pro forma financial information reflects the Balance Sheet of Unifi at March 30, 1997, and the Statements of Income of Unifi for the nine months ended March 30, 1997, and the fiscal year ended June 30, 1996, after giving effect to the contribution of Unifi's spun cotton yarn assets to and the assumption of certain liabilities by the LLC. The pro forma adjustments to the Statements of Income for the contribution of Unifi's spun cotton yarn operations to the LLC include only those revenues and direct operating expenses associated with such spun cotton yarn business.

The following pro forma data are not necessarily indicative of the financial position or results of operations that would actually have been reported had the spun yarn asset contribution been effected during those periods or that may be reported in the future. The pro forma data should be read in conjunction with the respective historical Consolidated Financial Statements and Notes thereto of Unifi.

                     PRO FORMA BALANCE SHEET (UNAUDITED)

                                          Unifi, Inc.
 (Amounts in 000's)           March 30,                   March 30,
                                1997        Pro Forma       1997
                             Historical    Adjustments    Pro Forma
Assets:
Current assets:
 Cash and cash equivalents        $22,951 (1)$(32,902)       $   --
                                          (2)   9,951
 Accounts receivable, net         221,799          --       221,799
 Inventories                      126,672 (1) (21,399)      105,273

 Other current assets               4,420          --         4,420

Total current assets              375,842     (44,350)      331,492

Property, plant and               586,246 (1)(133,389)      452,857
equipment, net
Investment in affiliate                -- (4) 180,490       180,490

Other noncurrent assets            41,564          --        41,564
Total assets                   $1,003,652      $2,751    $1,006,403

Liabilities and
shareholders' equity:
Current liabilities:
 Accounts payable                $101,761        $ --      $101,761
 Accrued expenses                  38,914          --        38,914
 Income taxes                      19,056          --        19,056
Total current liabilities         159,731          --       159,731

Long-term debt                    235,000  (1)(23,500)      221,451
                                           (2)  9,951
Due to Parkdale America, LLC           --  (1) 20,000        20,000
Deferred income taxes              44,156  (3) (3,700)       40,456
Total liabilities                 438,887       2,751       441,638

Shareholders' equity:
 Common stock                       6,228          --         6,228
 Capital in excess of par              --          --            --
  value
 Retained earnings                557,537          --       557,537
 Cumulative translation             1,000          --         1,000
  adjustment
Total shareholders' equity        564,765          --       564,765
Total liabilities and          $1,003,652      $2,751    $1,006,403
  shareholders' equity

Explanation of pro forma adjustments:
(1) Reflects Unifi's contribution of assets to and the liabilities assumed by the LLC.
(2) To record additional borrowings required to fund the cash payment of $32.9 million on the closing date.
(3) To adjust deferred income taxes for the tax effect of the difference between the initial financial statement carrying value of its investment in the LLC and its 34.0% ownership in the tax basis of the underlying net assets of the LLC.
(4) To record the initial financial statement carrying value of Unifi's 34.0% ownership in the LLC.



                   PRO FORMA STATEMENTS OF INCOME (UNAUDITED)

                                                     Unifi, Inc.
(Amounts in 000's,     Nine Months Ended March 30, 1997        Fiscal Year Ended June 30, 1996
except per share                 (1)Pro forma                          (1)Pro forma
amounts)            Historical    Adjustments   Pro forma   Historical  Adjustments    Pro forma

Net sales            $1,272,312 (2) $(222,898)   $1,049,414  $1,603,280 (2)$(303,390)   $1,299,890
Cost and expenses:
 Cost of sales        1,101,701 (2)  (212,307)      889,394   1,407,608 (2) (296,022)    1,111,586
 Selling, general
  and administrative     33,704 (2)    (1,833)       31,871      45,084 (2)   (2,379)       42,705
  expense
 Interest expense         8,900 (3)      (595)        8,305      14,593 (3)     (763)       13,830
 Interest income         (1,675)           --        (1,675)     (6,757)          --        (6,757)
 Other (income)           1,779            --         1,779      (4,390)          --        (4,390)
  expense
 Equity in
  (earnings) losses
   of affiliate              -- (4)   (13,960)      (13,960)         --   (4) (6,126)       (6,126)
 Non-recurring               --            --            --      23,826           --        23,826
   charge

Income before
  income taxes and
   extraordinary item   127,903          5,797      133,700     123,316         1,900      125,216
Provision for            43,691 (5)      2,290       45,981      44,939   (5)     751       45,690
  income taxes

Income before
  extraordinary
  item                  $84,212         $3,507      $87,719     $78,377        $1,149      $79,526

Per share data:
 Income before
  extraordinary item    $  1.31                     $  1.36     $  1.18                    $  1.20
 Fully diluted          $  1.31                     $  1.36     $  1.18                    $  1.20

Weighted average
  shares outstanding:
 Primary                 64,518             --       64,518      66,211            --       66,211
 Fully diluted           64,563             --       64,563      66,251            --       66,251

Explanation of pro forma adjustments:
(1) The  pro  forma  adjustments  to the Statements  of  Income  for  the contribution  of Unifi's spun cotton yarn operations to the LLC  include  only those  revenues  and direct operating expenses associated with such  business.
  In  addition  to  the  direct manufacturing and direct  selling,  general  and administrative  expenses eliminated in (2) below, Unifi on a historical  basis had  allocated $7.8 million and $11.3 million of such corporate costs  to  the spun  yarn operations for the nine months ended March 30, 1997 and fiscal year ended  June 30, 1996, respectively.  These corporate allocated costs have  not been included in the pro forma adjustments, however Management of Unifi is  in the  process  of implementing a formal plan that should eliminate  certain  of these  costs.  A reasonable estimate of these cost reductions is not currently available.
(2) To  record the elimination of revenues and direct manufacturing costs and  direct selling, general and administrative expenses associated  with  the contribution of Unifi's spun yarn operations to the LLC.
(3) To  reduce  the interest expense at the rate of 5.85%  for  the  nine months ended March 30, 1997 and 5.63% for the fiscal year ended June 30,  1996 related  to  the  $23.5  million of Unifi debt assumed  by  the  LLC,  net  of additional required borrowings of $9.95 million.
(4) To reflect Unifi's 34.0% ownership equity in the pro forma earnings of
  the  LLC.   The pro forma earnings of the LLC for the nine months ended  March
  30,  1997  and  the  fiscal year ended June 30, 1996  combine  the  historical operating results of the Unifi spun yarn business for the respective nine  and twelve  month  periods with the historical operating results of  the  open-end and  air jet spinning business of Parkdale for the nine months ended June  30,
  1997  and  the  year  ended  September 30,  1996,  respectively,  net  of  the amortization  of  the  excess  of  Unifi's investment  in  the  LLC  over  the underlying net assets.
(5) For purposes of the pro forma adjustments, the statutory rate of 39.5% is used in the provision for income tax calculations.

                                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Unifi, Inc.


                              WILLIS C. MOORE, III
                              Willis C. Moore, III
                              Vice President and Chief Financial Officer



Date  July 15, 1997

                                 UNIFI, INC.
                         CURRENT REPORT ON FORM 8-K
                                EXHIBIT INDEX



   Exhibit No.                                  Description
               (2)    Contribution  Agreement  by  and  Among  Parkdale   Mills,
               Incorporated   Unifi,   Inc.  Unifi   Manufacturing,   Inc.   and
               Parkdale America, LLC Dated:  June 30, 1997